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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 8, 2001, except for Note 14 as to which the date is March 30, 2001, relating to the consolidated financial statements which appear in iAsiaWorks, Inc.'s annual report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 8, 2001, except for Note 14 as to which the date is March 30, 2001, relating to the financial statement schedule, which appears in such Form 10-K.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, CA
April 23, 2001